SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): August 20, 1997
                                                  ---------------

               FIRST FEDERAL FINANCIAL CORPORATION OF KENTUCKY
           -----------------------------------------------------
           (Exact name of registrant as specified in its charter)


          Kentucky                   0-18832            61-1168311
 ---------------------------       -----------      ------------------
(State or other jurisdiction       (Commission       (I.R.S. Employer
     of incorporation)             File Number)     Identification No.)


2323 Ring Road, Elizabethtown, Kentucky                   42701
---------------------------------------                 ---------
(Address of principal executive office)                 (Zip Code)


Registrant's telephone number, including area code:  (502)765-2131
                                                     -------------

                               Not Applicable
           ----------------------------------------------------------

          (Former name or former address, if changed since last report)

Item 5.  Other Events
---------------------

        On July 22, 1997 the registrant's Board of Directors authorized establishment of a stock repurchase program pursuant to which the registrant may repurchase up to 208,500 shares of its common stock, which represents approximately 5% of its outstanding stock, from time to time in the open market. Such stock purchases are expected to be completed within 18 months. For information regarding the repurchase program, reference is made to the registrant's press release dated August 5, 1997 which is attached hereto as
Exhibit 28.1 and incorporated herein by reference.


Item 7.        Financial Statements, Pro Forms Financial Information
-------        and Exhibits
               -----------------------------------------------------

        Exhibit 28.1 - Press Release dated August 5, 1997.

                                  EXHIBIT 28.1

                                                           NEWS RELEASE

                                        For Immediate Release - August 5, 1997

                                        Contact:     B. Keith Johnson
                                                     Acting President & C.E.O.

                       FIRST FEDERAL FINANCIAL CORPORATION OF KENTUCKY ANNOUNCES STOCK REPURCHASE PROGRAM


ELIZABETHTOWN, Kentucky (July 30, 1997) - First Federal Financial Corporation of Kentucky (NASDAQ symbol "FFKY") announced today that it is commencing a stock repurchase program to acquire up to 5% of the corporation's currently outstanding shares of common stock. The program will be dependent upon market conditions and S.E.C. regulations, and there is no guarantee as to the exact number of shares to be repurchased by the corporation.

B. Keith Johnson, Acting President and Chief Executive Officer, stated, "Due to the success of the previous stock repurchase program which expired in July 1997, the Board of Directors decided to implement a new 18 month stock repurchase program. Among other benefits of the previous program, the repurchase of 104,000 shares resulted in an enhancement of earnings per share."

According to Mr. Johnson, the repurchase generally would be effected through open market purchases, although he did not rule out the possibility of unsolicited negotiated transactions or other types of repurchases.

First Federal Financial Corporation of Kentucky is a $377 million family financial services holding company serving central Kentucky and is the parent of First Federal Savings Bank of Elizabethtown which operates eight full service offices in the central Kentucky towns of Elizabethtown, Radcliff, Bardstown, Munfordville, Shepherdsville, and Mt. Washington.

The common stock of First Federal Financial Corporation is traded on the NASDAQ system under the symbol "FFKY." Market makers for the stock are J.J.B. Hilliard, W.L. Lyons, Inc., and Capital Resources, Inc.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            FIRST FEDERAL FINANCIAL CORPORATION
                                            OF KENTUCKY



                                           BY: B. Keith Johnson
                                               -----------------
                                               B. Keith Johnson
                                               Acting Chief Executive Officer/
                                               Executive Vice President


Date:  August 20, 1997